Exhibit 1

JOINT FILING AGREEMENT

This JOINT FILING AGREEMENT, dated as of October 7, 2025, is by and among Sindex SSI Lending, LLC, a Delaware limited liability company, Versa Capital Fund III, L.P., a Delaware limited partnership, Versa FGP-III, L.P., a Delaware limited partnership, Versa UGP-III, LLC, a Delaware limited liability company, Versa Capital Group, LLC, a Delaware limited liability company, and Gregory L. Segall, an individual (collectively, the “Reporting Persons”).

WHEREAS, pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Reporting Persons desire to satisfy any filing obligation under Section 13(d) of the Exchange Act by a single joint filing;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Reporting Persons hereby agree and represent as follows:

1.	Schedule 13G with respect to the common stock, $0.0001 par value per share, of Picard Medical, Inc. (to which this Joint Filing Agreement is an exhibit) is filed on behalf of each of the Reporting Persons.

2.	Each of the Reporting Persons is responsible for the timely filing of Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such Person contained therein, provided that each such Person is not responsible for the completeness or accuracy of the information concerning any of the other Reporting Persons, unless such Person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned have caused this Joint Filing Agreement to be duly executed and delivered as of the date first above written.

Date: November 13, 2025

/s/ Randall Schultz
Randall Schultz, as Attorney-in-Fact for:

Sindex SSI Lending, LLC (1)
Versa Capital Fund III, L.P. (1)
Versa FGP-III, L.P. (1)
Versa UGP-III, LLC (1)
Versa Capital Group, LLC (1)
Gregory L. Segall (1)

(1) A Power of Attorney authorizing Randall Schultz to act on behalf of this entity or individual is filed as Exhibit 2 to the Schedule 13G.